Exhibit 10.20

[Las Vegas Hilton Logo]

ADDENDUM TO

EMPLOYMENT AGREEMENT

WHEREAS, pursuant to a separate agreement by and among Thomas Page, an individual (“Page”), Colony Resorts LVH Acquisitions, LLC, a Nevada limited liability company (“Colony”), and LVH Corporation, a Nevada corporation (“LVH”), entitled Understanding and Agreement, which is attached hereto as Exhibit “B”, shall be assigned to Colony and that Page’s employment shall continue to be governed by the terms of the Agreement, subject only to the modifications expressly set forth in this Addendum, with such modifications being effective upon Colony’s purchase of the Las Vegas Hilton, located at 3000 Paradise Road, Las Vegas, Nevada (“Effective Date”).

NOW THEREFORE, Page and Colony agree that the Agreement shall be modified as follows:

Section 2.    Term

Page and Colony hereby agree that Section 2 of the Employment Agreement is modified such that the Agreement shall expire on December 31, 2004 (“New Term”). At the end of the New Term, in the absence of a new written employment agreement between Page and Colony, such employment shall be at-will at Page’s then-current Base Salary, including all benefits and bonuses specified in Paragraph 3 of the Agreement and any addendums thereto, and Page shall continue to be entitled to the Vacation and Other Benefits specified in paragraph 4 of the Agreement and any addendums thereto.

Section 3.    Compensation

A.	Page and Colony hereby agree that Section 3 of the Agreement shall be modified such that, for all services to be rendered by Page pursuant to the Agreement, Page’s salary shall be increased to the annual rate of $205,000.00 to be paid in equal installments at such payment intervals as are the usual custom of Colony, but not less often than semi-monthly (the “New Base Salary”).

B.	It is further agreed between Page and Colony that Page shall be entitled to those benefit programs (including but not limited to life and health insurance) and bonus systems in effect from time to time for similarly situated executive personnel (of like title and salary) of colony.

IN WITNESS WHEREOF, Page and Colony have executed this Addendum to Employment Agreement on the 22nd day of June, 2004, effective as of the Effective Date.

Colony Resorts LVH Acquisitions, LLC

/s/ Thomas Page	By:	/s/ Rodolfo Prieto
Thomas Page
	Its:	C.E.O.